                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             JB OXFORD HOLDINGS INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LETTERHEAD]

    [JB OXFORD]
   [HOLDINGS, INC.]



May 26, 2000

Dear Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of JB Oxford Holdings, Inc., to be held at 10:00 A.M. local time on Friday, June 23, 2000, at the Las Vegas Chamber of Commerce, 3720 Howard Hughes Parkway, Las Vegas, Nevada 89109.

     As more fully described in the attached Notice of annual meeting and the accompanying Proxy Statement, the principal business to be addressed at the annual meeting is the election of directors and ratification of the appointment of Arthur Andersen LLP as our independent accountants for 2000.

     In addition to the specific matters to be acted upon, we will report on JB Oxford's progress and will be available to respond to questions of general interest to shareholders.

     Your vote is important to us. Whether or not you plan to attend the annual meeting, please submit your proxy to ensure your representation. This year most of our shareholders will be able to vote in any of the following ways: (1) on the Internet at www.proxyvote.com by following the instructions listed on the accompanying voting instruction form, (2) by telephone by calling the toll-free number shown on your proxy card and following the instructions listed on the accompanying voting instruction form, or (3) by signing and dating the enclosed proxy card and returning it in the enclosed envelope.

     The Board of Directors recommends that you vote FOR the director nominees and ratify the Board of Directors' appointment of Arthur Andersen as JB Oxford's independent accountants for 2000. You may attend the annual meeting and vote in person even if you have submitted your proxy.

     On behalf of the Directors and management of JB Oxford, we would like to thank you for your support and confidence in the company and look forward to seeing you at the annual meeting.

                                                       Sincerely,


                                                       /s/ C.L. Jarratt
                                                       C.L. JARRATT
                                                       CHAIRMAN OF THE BOARD AND
                                                       CHIEF EXECUTIVE OFFICER

                            JB OXFORD HOLDINGS, INC.

                                  -------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 23, 2000

TO THE SHAREHOLDERS OF JB OXFORD HOLDINGS, INC.:

     The 2000 Annual Meeting of Shareholders of JB Oxford Holdings, Inc. will be held at 10:00 A.M. local time on Friday, June 23, 2000, at the Las Vegas Chamber of Commerce, 3720 Howard Hughes Parkway, Las Vegas, Nevada 89109, for the following purposes:

1. To elect directors to serve a term of one year or until a successor of each has been duly elected and qualified (Proposal 1);

2. To ratify the appointment of Arthur Andersen LLP as JB Oxford's independent accountants for 2000 (Proposal 2); and

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on May 12, 2000 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

                                             By Order of the Board of Directors,

                                             /s/ Scott G. Monson
                                             SCOTT G. MONSON
                                             SECRETARY


                                    IMPORTANT

TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON A POSSIBLE. THIS YEAR MOST OF OUR SHAREHOLDERS WILL BE ABLE TO VOTE IN ANY OF THE FOLLOWING WAYS: (1) ON THE INTERNET AT www.proxyvote.com BY FOLLOWING THE INSTRUCTIONS LISTED ON THE ACCOMPANYING VOTING INSTRUCTION FORM, (2) BY TELEPHONE BY CALLING THE TOLL-FREE NUMBER SHOWN ON YOUR PROXY CARD AND FOLLOWING THE INSTRUCTIONS LISTED ON THE ACCOMPANYING VOTING INSTRUCTION FORM, OR (3) BY SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENCLOSED ENVELOPE. YOU MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON EVEN IF YOU HAVE SUBMITTED YOUR PROXY.

                            JB OXFORD HOLDINGS, INC.

                                ----------------

                                 PROXY STATEMENT

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of JB Oxford Holdings, Inc., a Utah corporation (the "Company"), to be voted at the 2000 Annual Meeting of Shareholders (the "Annual Meeting") of the Company, or any postponements or adjournment thereof. The Annual Meeting will be held at 10:00 A.M. local time on Friday, June 23, 2000, at the Las Vegas Chamber of Commerce, 3720 Howard Hughes Parkway, Las Vegas, Nevada 89109. As more fully described below, the principal business to be addressed at the Annual Meeting is the election of directors and the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for 2000.

     This Proxy Statement, the Notice of Annual Meeting and proxy card, together with the Company's annual report to shareholders on Form 10-K for the fiscal year ended December 31, 1999, are being sent to shareholders beginning on or about May 26, 2000.

SHARES OUTSTANDING AND VOTING RIGHTS

     Holders of record of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), at the close of business on May 12, 2000 are entitled to notice of and to vote at the Annual Meeting. On May 12, 2000, there were 14,384,186 shares of the Company's Common Stock outstanding. Each share is entitled to one vote in each of the matters properly presented at the Annual Meeting.

PROXY PROCEDURE

     Each validly executed, unrevoked proxy received by the Board of Directors of the Company pursuant to this solicitation will be voted at the Annual Meeting as specified by the shareholder. If no choice is indicated, the proxy will be voted FOR the election of the director nominees and FOR the ratification of Arthur Andersen LLP as the Company's independent accountants for 2000. Any shareholder giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by delivering to the Secretary of the Company at its principal office a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a proxy.

     A majority of the outstanding shares of Common Stock entitled to vote constitutes a quorum at the Annual Meeting. Shares of Common Stock represented in person or by proxy at the Annual Meeting, including abstentions and "broker non-votes," will be tabulated by the inspectors of election appointed for the Annual Meeting and will determine whether or not a quorum is present. A broker non-vote occurs when a broker holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote on a particular matter.

VOTING REQUIREMENTS

     A plurality of the votes cast by the holders of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required for the election of directors. A majority of the votes cast on the proposal at the Annual Meeting is required for the ratification of Arthur Andersen LLP as the Company's independent accountants for 2000.

     With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified only with respect to the ratification of Arthur Andersen LLP and will be counted as shares that are present and entitled to vote for a proposal, but will not be counted in the total number of votes cast in favor of or against the proposal, and thus will have no effect on the outcome of voting. Broker non-votes are not shares entitled to vote, will not be counted in the total number of votes cast, and thus will have no effect on the outcome of voting.

HOW TO VOTE

     You may submit a proxy with voting instructions by the Internet or the telephone, or if those options are not available to you, by mailing the enclosed proxy card. You may attend the Annual Meeting and vote in person even if you have submitted your proxy.

     VOTE BY THE INTERNET. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares on the Internet. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service online program. This program allows eligible shareholders to vote on the Internet. If your bank or brokerage firm is participating in ADP's online voting program, you will be provided with instructions for voting on the Internet. If you vote on the Internet you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting on the Internet or telephone, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

     VOTE BY TELEPHONE. If you hold your shares through a broker, nominee, fiduciary or other custodian, you may be able to vote your shares by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communications Service telephone program. This program allows eligible shareholders to vote by telephone. If your bank or brokerage firm is participating in ADP's telephone voting program, you will be provided with instructions for voting by telephone. If you vote by telephone you do not need to return your proxy card by mail. If your bank or brokerage firm does not provide for voting by telephone or the Internet, please mark your proxy card, date and sign it, and return it in the enclosed envelope.

     VOTE BY MAIL. If you vote by mail, simply mark your proxy card, date and sign it, and return it in the enclosed envelope.

COSTS OF SOLICITATION

     The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be borne by the Company. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone, fax and the Internet, and the Company may pay persons holding shares of Common Stock for others their expenses for sending proxy materials to their principals.

                       PROPOSAL 1 -- ELECTION OF DIRECTORs

DIRECTOR NOMINEES

     The Board of Directors currently consists of four members. At the Annual Meeting, four directors are to be elected to the Board of Directors each to serve a one year term or until their successors are duly elected and qualified. The Board has nominated CHRISTOPHER L. JARRATT, JAMES G. LEWIS, MARK D. GROSSI and DAVID G. MAHOOD for election as directors of the Company. All nominees are currently directors of the Company.

     Biographical information relating to each of the director nominees appears below under the heading "Board of Directors."

REQUIRED VOTE

     The Board of Directors recommends that shareholders vote FOR the director nominees. A plurality of the votes cast at the Annual Meeting is required for the election of directors. The enclosed proxy will be voted FOR the director nominees unless the proxy holders are otherwise instructed. If any of the director nominees are unavailable or decline to serve as a director for any reason, the proxy holders will vote the proxies for a substitute director nominee designated by the Board of Directors. The Board of Directors does not expect that any of the director nominees will be unable to serve as director of the Company.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES.

                               BOARD OF DIRECTORS

     The Board of Directors develops the Company's business strategy and oversees its operations. It establishes the overall policies and standards for the Company and reviews the performance of management in executing the business strategy. The directors are kept informed of the Company's operations at meetings of the Board of Directors and its established committees, through reports and analyses presented to the Board of Directors, and by discussions with management.

     Set forth below is biographical information for each member of the Company's Board of Directors, each of whom is a nominee for election as a director at the Annual Meeting.

                 NAME                           AGE                        POSITIONS WITH THE COMPANY
---------------------------------------   ----------------   ------------------------------------------------------
Christopher L. Jarratt                           38          Director, Chairman of the Board
                                                             and Chief Executive Officer

James G. Lewis                                   34          Director, President and
                                                             Chief Operating Officer

Mark D. Grossi                                   46          Director

David G. Mahood                                  38          Director


     CHRISTOPHER L. JARRATT has served as a director, Chairman of the Board and Chief Executive Officer of the Company since June 1998. Since May 1997, Mr. Jarratt has been a director of Pacific Gateway Properties, Inc., a publicly-traded real estate company. Since 1992, Mr. Jarratt has also served as President of Jarratt Associates, Inc., a company engaged in various investment activities. Mr. Jarratt has been Chief Manager of Third Capital, LLC, a company engaged in various investment and advisory activities, since September 1996 and Chief Manager and Chief Executive Officer of Third Capital Partners, LLP, a company engaged in various investment and advisory activities, since 1998.

     JAMES G. LEWIS has served as a director, President and Chief Operating Officer of the Company since June 1998. From May 1994 through August 1996, Mr. Lewis was employed as an attorney with the law firm Shumaker, Loop & Kendrick LLP, Tampa, Florida. Prior to that time, Mr. Lewis was employed as an attorney with the law firm of Johnson, Blakely, Pope, Bokor, Ruppel & Burns, P.A., Clearwater, Florida. Since September 1996, Mr. Lewis has been Chief Operating Officer and General Counsel of Third Capital, LLC, a company engaged in various investment and advisory activities.

     MARK D. GROSSI has served as director of the Company since June 1998. Since 1992, Mr. Grossi has served as a director and Executive Vice President of Charter One Financial, Inc., a publicly- traded savings and loan holding company. Mr. Grossi also serves as Executive Vice President and

Chief Retail Banking Officer of Charter One Bank, a subsidiary of Charter One Financial. Mr. Grossi is a director of Pacific Gateway Properties, Inc., a publicly-traded real estate company, and Liberty Self-Stor, Inc., a publicly-traded real estate investment trust.

     DAVID G. MAHOOD has served as a director of the Company since November 1998. Since June 1997, Mr. Mahood has served as a director and Chief Executive Officer of MGC, Inc., a specialty contractor for laboratory and institutional equipment and furnishings, and as Sales and Operation Manager prior to that time.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The current Board of Directors held five meetings and took one action by unanimous written consent in 1999. All incumbent members of the Board of Directors participated in these meetings.

     The Board of Directors established an Audit Committee in November 1998. The Audit Committee is composed of Messrs. Grossi, Lewis and Mahood. The purpose of the Audit Committee is to oversee the retention, performance and compensation of the independent public accountants for the Company, and the establishment and oversight of the Company's systems of internal accounting and auditing control. The Audit Committee held one meeting in 1999.

     The Board of Directors established a Compensation Committee in April 1999. The Compensation Committee reviews the Company's compensation philosophy and programs, exercises authority with respect to the payment of salaries and incentive compensation to directors and executive officers and administers the Company's stock option plans. The Compensation Committee is composed of Messrs. Grossi and Mahood. The Compensation Committee held one meeting in 1999.

DIRECTOR COMPENSATION

     Non-employee directors are compensated $2,500 for each meeting attended.

     The Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Stock Plan"), provides for the grant of non-qualified stock options to purchase 25,000 shares of the Company's Common Stock to each non-employee director upon his or her initial election to the Board of Directors and an additional annual grant of 5,000 non-qualified stock options. See "Executive Compensation and Other Information - Stock Option Plans."

              PROPOSAL 2 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of the Company has approved and recommends the appointment of Arthur Andersen LLP as independent accountants of the Company for the fiscal year ending December 31, 2000. Although the Bylaws of the Company do not require the selection of independent accountants to be submitted to shareholders for approval, this selection is being presented to shareholders for ratification or rejection at the Annual Meeting. The Board of Directors recommends that the shareholders vote FOR the ratification of this selection.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

VOTE REQUIRED

     Ratification of the Board of Directors' selection of Arthur Andersen requires a majority of the votes cast on the proposal at the Annual Meeting. If the ratification of Arthur Andersen is rejected, or if Arthur Andersen declines to act or becomes incapable of acting as the independent accountants to the Company, or if Arthur Anderson's employment by the Company is discontinued, the Board of Directors will appoint other independent accountants whose continued employment after the following annual meeting of shareholders will be subject to ratification by shareholders. The enclosed proxy will be voted FOR ratification of Arthur Andersen as independent accountants to the Company unless the proxy holders are otherwise instructed.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT
   OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2000.

CHANGE IN INDEPENDENT ACCOUNTANTS

     The Company appointed Arthur Andersen as its independent public accountants for the fiscal year ending December 31, 1998 to replace the firm of BDO Seidman, LLP, who was dismissed as auditors of the Company effective October 20, 1998. The decision to change independent accountants was recommended by the Company's Chairman of the Board, and was approved by the Company's Board of Directors. This decision to change independent accountants was made in connection with a change in control of the Board of Directors and new management's strategic plan, and is not a reflection on the quality of work by BDO Seidman. The Company's shareholders ratified the appointment of Arthur Andersen as the Company's independent accountants for the fiscal year ending December 31, 1999 at the 1999 Annual Meeting of Shareholders.

                               EXECUTIVE OFFICERS

     Set forth below is biographical information for each of the Company's executive officers who is not a director. For biographical information regarding Messrs. Jarratt and Lewis, See "Board of Directors."

              NAME                               AGE                           POSITION WITH THE COMPANY
---------------------------------    ---------------------------   ------------------------------------------------
Christopher L.                                   38                Chairman of the Board and
Jarratt                                                            Chief Executive Officer

James G. Lewis                                   34                President and Chief Operating Officer

Michael J. Chiodo                                42                Chief Financial Officer and Treasurer

Scott G. Monson                                  40                General Counsel and Secretary

     MICHAEL J. CHIODO has served as Chief Financial Officer and Treasurer of the Company since September 1997. Mr. Chiodo served as the Company's Acting Chief Financial Officer from August 1994 to September 1997 and joined the Company in 1990. Mr. Chiodo is also a former partner of the accounting firm of Sorensen, Chiodo & May.

     SCOTT G. MONSON has served as General Counsel to the Company since September 1997 and Secretary of the Company since June 1998. From August 1994 to September 1997, Mr. Monson served as Associate General Counsel to the Company and as Legal Counsel to the Company from March 1989 to August 1994. Mr. Monson is admitted to practice law in the States of California (1997), Texas (1995), District of Columbia (1993) and Utah (1985).

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Company's Board of Directors (the "Board") as a whole establishes the compensation and approves individual bonus programs for the Company's executive officers. Stock options and restricted stock awards granted to the Company's executive officers are also determined by the entire Board of Directors. The following is a summary of the compensation policies of the Board of Directors. In April 1999, the Board of Directors established a compensation committee (the "Compensation Committee"). The Compensation Committee is responsible for making recommendations to the Board regarding compensation, bonus programs and equity-based awards for the Company's executive officers. The Compensation Committee consists of Messrs. Grossi and Mahood.

     The Board subscribes to a total compensation program for the Company's executive officers. The compensation program is composed of three elements: base salary, annual incentives and long-term equity based compensation. The Board's overall policy is to offer the Company's executive officers competitive cash and long-term equity based compensation opportunities based upon their personal performances, the financial performance of the Company and their personal contribution to the financial performance of the Company. The Company has retained Third Capital, LLC ("Third Capital"), a company controlled by Messrs. Jarratt and Lewis, to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive officer of the Company, and Mr. Lewis as President and Chief Operating Officer. Messrs. Jarratt and Lewis do not receive a base salary from the Company, but are eligible to receive annual incentives and equity based compensation. See "-- Chief Executive and Operating Officers' Compensation." The Board strives for fairness in the administration of executive compensation.

     The principal factors taken into account in establishing each executive officer's compensation package are summarized below. Additional factors may be taken into account to a lesser degree, and the relative weight given to each factor varies with each individual in the discretion of the Board. The Board may in its discretion apply entirely different factors.

     CASH-BASED COMPENSATION. The Board sets base salary for executive officers on the basis of personal performance, growth of the earnings of the Company and the salary levels in effect for comparable positions with other companies in the industry. This comparison group is not the same as the one included in the peer group index in the performance graph. The Company selects the companies for comparison based on numerous factors, such as the industries in which they operate, their size and complexity and the availability of compensation information.

     The cash based compensation has also been structured to include annual incentive compensation for each executive officer. The annual incentive compensation is based on the financial performance of the Company and the individual's personal contributions to the financial performance of the Company. The Board believes that the performance-based incentive compensation is crucial in attracting high caliber executives necessary for the successful conduct of the Company's business.

     The Company also maintains an Internal Revenue Code Section 401(k) defined benefit plan under which all eligible employees of the Company, including executive employees, may elect to defer compensation up to the limits imposed by the Code. The 401(k) plan provides for Company contributions to the plan of an amount equal to 25% of the amount contributed by the employee, up to 6% of their compensation.

     LONG-TERM EQUITY BASED COMPENSATION. The Board intends to make stock option grants and/or restricted stock awards on an annual basis. Each stock option grant or restricted stock award is designed to attract and retain executive officers by facilitating their acquisition of an equity interest in the Company, which aligns their interest with those of the Company's shareholders. Each stock option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the date of the grant) over a specified period of time (up to ten years), thus providing a return to the executive officer only if he or she remains in full employment of the Company and the market price of the shares appreciates over the option term. The size of the option grant is usually set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's current position with the Company. The size of option grants to similar individuals in comparable companies, the individual's potential for future responsibility and promotion within the Company, the individual's personal performance and the financial performance of the Company are also taken into account in determining the size of the stock option grant or restricted stock award.

     CHIEF EXECUTIVE AND OPERATING OFFICERS' COMPENSATION. Mr. Jarratt, the Company's Chairman of the Board and Chief Executive Officer, and Mr. Lewis, President and Chief Operating Officer, do not receive a base salary from the Company. Instead, the Company pays Third Capital for the services of Messrs. Jarratt and Lewis. During 1999, the Board increased the monthly payment to Third Capital to $85,000 from $30,000 to reflect the significant efforts of Messrs. Jarratt and Lewis and their role in the turnaround of the Company. For these reasons, in 1999 the Board also awarded Messrs. Jarratt and Lewis bonuses of $102,000 and $98,000, respectively.

     During 1999, the Board reviewed the status of Messrs. Jarratt and Lewis' stock option holdings. Based on a desire to maximize shareholder value by directly linking their stock ownership to the achievement of a higher share price per for the Company's Common Stock, the Board granted Messrs. Jaratt and Lewis options to purchase 275,000 and 250,000 shares of the Company's Common Stock, respectively. The options have an exercise price per share of $7.4375, the fair market value of the shares on the grant date.

     Submitted by the Board of Directors of the Company:

     CHRISTOPHER L. JARRATT
     JAMES G. LEWIS
     MARK D. GROSSI
     DAVID G. MAHOOD

SUMMARY COMPENSATION TABLE


     The following table summarizes the compensation paid by the Company, in the last three years, to the Company's Chairman of the Board and Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel, the only executives who earned more than $100,000 annually in total compensation at any time during that period (the "Named Executive Officers").

                                                                        LONG TERM
                                                                       COMPENSATION
                                                               -------------------------------
                                    ANNUAL COMPENSATION                            SHARES OF
                             --------------------------------    RESTRICTED         STOCK
   NAME AND POSITION                                               STOCK          UNDERLYING          OTHER
   WITH THE COMPANY           YEAR      SALARY       BONUS      AWARD(S) (1)       OPTIONS          COMPENSATION
--------------------------   ------   ----------   ----------  --------------   --------------    -----------------
Christopher L. Jarratt,        1999      --         $102,000        --            275,000 (2)      $470,000  (3)
Chairman of the Board          1998      --           --            --            800,000 (2)      $271,000  (3)
and Chief Executive
Officer

James G. Lewis,                1999      --         $ 98,000        --            250,000 (2)      $470,000  (3)
President and Chief            1998      --           --            --            750,000 (2)      $271,000  (3)
Operating Officer

Michael J. Chiodo,             1999     $122,741    $ 10,000        --              2,000 (2)      $  7,728  (4)
Chief Financial Officer        1998     $112,521    $  5,000        4                   --         $  1,752  (4)
and Treasurer                  1997     $110,000    $  5,000        47                  --         $  1,739  (4)

Scott G. Monson,               1999     $107,626    $ 10,547        --              2,000 (2)      $  4,100  (5)
General Counsel and            1998     $102,292    $ 10,000        5                   --         $  1,980  (5)
Secretary                      1997     $100,000    $  5,000        66                  --         $    608  (5)

------------------

(1) Shares of Common Stock issued under the Company's Employee Stock Ownership Plan. See "Long-Term Incentive and Pension Plans."

(2) Options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Award Plan. See "Stock Option Plans."

(3) The amount of $470,000 was paid to Third Capital in 1999 and $271,000 in 1998 for professional and advisory services provided to the Company, including the services of Messrs. Jarratt and Lewis. Mr. Jarratt is Chief Manager and Chief Executive Officer of Third Capital. Mr. Lewis is Chief Operating Officer and General Counsel of Third Capital. See "Employment Agreements and Compensation Arrangements."

(4) In 1999, $5,478 for health insurance premiums paid by the Company, $1,213 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $1,037. Other Compensation for 1998 and 1997 includes $1,165 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as matching contribution amounts of $587 in 1998 and $574 in 1997.

(5) In 1999, $1,828 for health insurance premiums paid by the Company, $1,528 for life insurance premiums paid by the Company and contributions by the Company to the Company's 401(k) savings plan as a matching contribution in the amount of $744. Other Compensation for 1998 includes $1,480 for life insurance premiums paid by the Company and contribution amounts of $500. Other Compensation for 1997 represents contributions by the Company to the Company's 401(k) savings plan as a matching contribution.

OPTION GRANTS IN 1999

The following table summarizes information concerning options granted in 1999 to each of the Named Executive Officers.

                              NUMBER         PERCENT
                                OF             OF                                          POTENTIAL REALIZABLE
                              SHARES          TOTAL                                      VALUE AT ASSUMED ANNUAL
                                OF           OPTIONS                                      RATES OF STOCK PRICE
                              COMMON         GRANTED       EXERCISE                           APPRECIATION
                              STOCK            TO            PRICE                          FOR OPTION TERM
                            UNDERLYING      EMPLOYEES      PER           EXPIRATION      -----------------------
          NAME               OPTIONS         IN 1999      SHARE            DATE             5%            10%
----------------------      ----------      ---------     ---------      -----------     ----------   ----------
Christopher L. Jarratt       275,000           50%        $7.4375        11/11/09       $1,286,286     $3,259,701

James G. Lewis               250,000           45%        $7.4375        11/11/09       $1,169,351     $2,963,365

Michael J. Chiodo              2,000            *         $9.00           6/07/09          $11,320        $28,687

Scott G. Monson                2,000            *         $9.00           6/07/09          $11,320        $28,687

------------------

* Less than 1%.

OPTION VALUES AT DECEMBER 31, 1999


     The following table summarizes information concerning the number of unexercised options held by Named Executive Officers as of December 31, 1999. Also reported are values of "in-the-money" options, that is, the amount by which the exercise price of the option is exceeded by the last sale price of the Common Stock on December 31, 1999. No Named Executive Officer exercised any options in 1999.

                                                                                               VALUE OF UNEXERCISED
                                                NUMBER OF OPTIONS                              IN-THE-MONEY OPTIONS
                                              AT DECEMBER 31, 1999                             AT DECEMBER 31, 1999
                                   --------------------------------------         ------------------------------------------
            NAME                      EXERCISABLE         UNEXERCISABLE              EXERCISABLE             UNEXERCISABLE
-----------------------------      ---------------       ----------------         -----------------       ------------------
Christopher L. Jarratt                  266,667              808,333                 $1,701,335               $3,402,665

James G. Lewis                          250,000              750,000                 $1,595,000               $3,190,000

Michael Chiodo                            2,000                    0                          0                        0
Scott G. Monson                           2,000                    0                          0                        0

STOCK OPTION PLANS

     The Company currently maintains three stock plans to attract and retain key employees and outside directors of the Company. The following is a brief discussion of each of the stock plans.

     1994 STOCK OPTION PLAN. The Company's 1994 Stock Option Plan (the "1994 Stock Plan") provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant, except for incentive stock options to beneficial owners of 10% or more of the Common Stock, which must have an exercise price of 110% of fair market value on the date of grant. During 1999, 229,000 options were exercised under the 1994 Stock Plan and as of December 31, 1999, 378,500 options were outstanding.

     NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. The Directors' Stock Plan provides for the grant of options to purchase an aggregate of 1,000,000 shares of the Company's Common Stock. Under the terms of the Directors' Stock Plan, each non-employee director is granted non-qualified stock options to purchase 25,000 shares of the Company's Common Stock upon his or her election as a director. In addition, the Directors' Stock Plan provides for an annual grant to non-employee directors of non-qualified stock options to purchase 5,000 shares of the Company's Common Stock. Each option has an exercise price equal to the fair market value of the Common Stock on the date of the grant, and vests over a period of three years with one-third vesting on each anniversary date of the grant. As of December 31, 1999, 360,000 options had been granted under the Directors' Stock Plan.

     1998 STOCK OPTION AND AWARD PLAN. The Company's 1998 Stock Option and Award Plan provides for the grant of an aggregate of 3,500,000 shares of the Company's Common Stock that are issuable upon the exercise of stock options ("Options") or restricted share awards ("Restricted Share Awards"). Each Option is exercisable for up to ten years at an option price of not less than the fair market value of the Company's Common Stock on the date the option is granted, or for up to five years at an option price of not less than 110% of the fair market value of the Company's Common Stock on the date the Option is granted in the case of an officer or other key employee who owns, at the time the option is granted, more than 10% of the Company's Common Stock. Restricted Share Awards constitute an immediate transfer of ownership to the recipient in consideration of the performance of services. Restricted Share Awards may be made for no additional consideration or for consideration of a payment by the participant that is less that the current fair market value of the Common Stock. As of December 31, 1999, 2,079,000 options had been granted under the 1998 Stock Plan.

LONG-TERM INCENTIVE AND PENSION PLANS

     The Company maintains a 401(k) savings plan for its employees. The Company matches 25% of the total contributions made by eligible employees up to 6% of their annual salary.

     The Company also maintains an Employee Stock Ownership Plan ("ESOP"). The ESOP provides for a formula grant of Common Stock to all eligible employees of the Company. The formula is based upon the ratio that each participant's annual compensation bears to the total annual compensation for all participants. All shares of Common Stock granted to eligible employees under the ESOP vest over a period of seven years. The Company's contribution to the ESOP is to be determined by the Board of Directors annually. No contributions by the Company have been made to the ESOP since December 31, 1992.

     Other than the 401(k) plan and the ESOP, the Company does not have any long-term incentive, pension or similar plans.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

     The Company has retained Third Capital to provide certain professional and advisory services to the Company, including the services of Mr. Jarratt as Chairman of the Board and Chief Executive Officer, and Mr. Lewis as President and Chief Operating Officer. The Company pays Third Capital $85,000 per month and reimburses Third Capital's out-of-pocket expenses for its services and direct expenses paid for by Third Capital on behalf of the Company. During 1999, the Company paid Third Capital a total of $470,000 for professional and advisory services, and reimbursed Third Capital $357,872 for its expenses. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Lewis is the Chief Operating Officer and General Counsel of Third Capital. See "-- Board of Directors Report on Executive Compensation -- Chief Executive and Operating Officers' Compensation."

     Mr. Monson executed an employment agreement with the Company in June 1994, which presently continues on a month-to-month basis. Under the terms of the employment agreement, the Company is required to provide Mr. Monson with four months written notice of termination and the payment of a severance package equal to three months salary.

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

     Prior to the establishment of the Compensation Committee in April 1999, the Board of Directors acting as a whole, including Messrs. Jarratt and Lewis, made decisions regarding executive compensation.

                                PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the companies in the Nasdaq US Index and the Nasdaq Financial Index. Cumulative total return for each of the periods shown in the performance graph is calculated from the last sale price of the Company's Common Stock at the end of the period and assumes an initial investment of $100 on December 31, 1995, and the reinvestment of any dividends.

                 12/30/95        12/30/96        12/30/97        12/30/98        12/30/99
                 --------        --------        --------        --------        --------
JBOH               $100           $49.00          $30.00          $64.00          $273.00
Nasdaq US          $100           $123.00         $151.00         $213.00         $394.00
Nasdaq Financial   $100           $128.00         $196.00         $190.00         $188.00

             STOCK OWNERSHIP OF CERTAIN SHAREHOLDERS AND MANAGEMENT

     The following table includes, as of May 12, 2000, stock ownership for each shareholder known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, each director, director nominee and Named Executive Officer and all directors and executive officers of the Company as a group. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                        CONVERTIBLE
        NAME AND ADDRESS (1)                DEBT              OPTIONS            SHARES              PERCENTAGE (2)
-------------------------------------  --------------      -------------     ---------------     ------------------
Christopher J. Jarratt                   7,740,992     (3)  1,075,000 (4)        657,040 (5)            40.8%

James G. Lewis                               --             1,000,000 (4)         42,800                 6.7%

Mark D. Grossi                               --                55,000 (6)           --                    *

David G. Mahood                              --                30,000 (6)           --                    *

------------------

SEE NEXT PAGE FOR FOOTNOTES.


                                        CONVERTIBLE
NAME AND ADDRESS (1)                       DEBT                    OPTIONS            SHARES          PERCENTAGE (2)
----------------------------            --------------           ------------        ----------      -----------------
Michael J. Chiodo                            --                     2,000 (4)           5,821               0

Scott G. Monson                              --                     2,000 (4)          19,215               *

Third Capital Partners, LLC             7,740,992 (3)                 --              569,540 (7)          37.6%
3773 Howard Hughes Parkway
Las Vegas, Nevada 89109

All Named Executive Officers            7,740,992               2,164,000             724,876              43.8%
and Directors as a group
------------------

*    Less than 1%

(1) Unless otherwise indicated, the address of each of the beneficial owners is c/o JB Oxford Holdings, Inc., 9665 Wilshire Boulevard, Suite 300, Beverly Hills, California 90212.

(2) Assumes the exercise of all options held by the shareholder, whether or not presently exercisable, and the conversion of all convertible debt into shares of Common Stock.

(3) Includes 4,883,850 shares of Common Stock issuable to Third Capital Partners, LLC ("Third Capital Partners") upon the conversion of $3.4 million of the Company's 9% Senior Secured Convertible Notes and 2,857,142 shares of Common Stock issuable to Third Capital Partners upon the conversion of $2.0 million of the Company's 9% Secured Convertible Notes. Mr. Jarratt, as Chief Manager and Chief Executive Officer of Third Capital Partners, has the sole right to vote, or direct the voting of, and the sole power to dispose or to direct the disposal of, of the shares of Common Stock owned by Third Capital Partners. See "Certain Relationships and Related Transactions."

(4) Options to purchase Common Stock granted pursuant to the Company's 1998 Stock Option and Award Plan. See "Stock Option Plans."

(5) Includes: 40,000 shares of Common Stock owned by Mr. Jarratt's wife; 469,540 shares of Common Stock owned by JB Oxford Revocable Government Trust of which Third Capital Partners is the trustee with the right to vote the shares of Common Stock held by the Trust; and 100,000 shares of Common Stock owned by Third Capital Partners. See "Certain Relationships and Related Transactions."

(6) Represents options granted under the Directors' Stock Plan. See "Stock Option Plans."

(7) Includes 469,540 shares owned by JB Oxford Revocable Government Trust of which Third Capital Partners is the Trustee with the right to vote the shares of Common Stock held by the trust. See "Certain Relationships and Related Transactions."

          SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than 10% percent of the Company's Common Stock, to file with the Securities and Exchange Commission
("SEC") and the NASDAQ System initial reports of ownership and reports of changes in ownership of the Company's Common Stock. Officers, directors and shareholders holding more than 10% of the outstanding shares of the Company's common stock are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Mr. Jarratt, Chairman of the Board and Chief Executive Officer of the Company, Mr. Chiodo, Chief Financial Officer and Treasurer, and Mr. Monson, General Counsel and Secretary, each inadvertently failed to file a required form on a timely basis upon their receipt of options to purchase shares of the Company's stock in 1999. The required form was subsequently filed. Based solely on its review of copies of these reports furnished to the Company or written representation that no reports were required, the Company believes that all other Section 16(a) filing requirements were met in 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company retains Third Capital to furnish certain professional and advisory services to the Company, including the services of Messrs. Jarratt and Lewis. See "Executive Compensation and Other Information."

     On February 18, 1999, the Company established the JB Oxford Revocable Government Trust (the "Trust") to purchase Common Stock of the Company. Third Capital Partners serves as trustee of the Trust, without compensation. Mr. Jarratt is the Chief Manager and Chief Executive Officer, and Mr. Grossi is a member, of Third Capital Partners. The Company loaned the Trust $586,915, which the Trust used to purchase 469,540 shares of the Company's Common Stock for an average price of $1.25 per share. Pursuant to the terms of the Trust, Third Capital Partners has the right to vote the shares held by the Trust, but has no right to dispose of them except upon termination of the Trust. The Trust will terminate on February 18, 2001, or, if sooner, the completion of the investigation relating to the Company being conducted by the Securities and Exchange Commission.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     A shareholder intending to present a proposal to be included in the Company's Proxy Statement for the Company's 2001 Annual Meeting of Shareholders must deliver a proposal, in accordance with the requirements of the Company's Amended and Restated By-laws and Rule 14a-8 of the Exchange Act, to the Secretary of the Company at the Company's principal executive office no later than February 26, 2001. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and record address of the shareholder proposing such business, (c) the class and number of shares of Common Stock that are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business.

     A shareholder desiring to nominate a director for election at the Company's 2001 Annual Meeting of Shareholders must deliver a notice, in accordance with the requirements of the Company's Amended and Restated By-laws, to the Secretary of the Company at the Company's principal executive office no later than February 26, 2001. Such notice must include (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of capital stock of the Company beneficially owned by the person, and (4) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act; and (b) as to the shareholder giving the notice, (1) the name and record address of the shareholder, and (2) the class and number of shares of capital stock of the Company beneficially owned by the shareholder. The Company may require any proposed nominee to furnish additional information reasonably required by the Company to determine the eligibility of the proposed nominee to serve as a director of the Company. No shareholder proposals were received for inclusion in this Proxy Statement.

                                  OTHER MATTERS

     Management does not intend to present any other items of business and knows of no other matters that will be brought before the Annual
Meeting. However, if any additional matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy shall vote the proxies in their discretion in the manner they believe to be in the best interest of the Company.

     Whether or not you plan to attend the Annual Meeting, please submit your proxy to ensure your representation at the Annual Meeting. Please submit your proxy with voting instructions by the Internet or telephone, or if those options are not available to you, sign and date the proxy card and return it in the enclosed envelope.

                                             By Order of the Board of Directors,


                                             /s/ Scott G. Monson
                                             Scott G. Monson
May 4, 1999                                  SECRETARY

[FRONT]

PROXY                       JB OXFORD HOLDINGS, INC.                       PROXY
                  ANNUAL MEETING OF SHAREHOLDERS, JUNE 23, 2000
           Las Vegas Chamber of Commerce, 3720 Howard Hughes Parkway,
                            Las Vegas, Nevada 89109
                              10:00 A.M. local time

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Christopher L. Jarratt and James G. Lewis, or either one of them acting singly with full power of substitution, the proxy or proxies of the undersigned to attend the 2000 Annual Meeting of the Shareholders of JB Oxford Holdings, Inc. to be held on June 23, 2000, at the Las Vegas Chamber of Commerce, 3720 Howard Hughes Parkway, Las Vegas, Nevada 89109, beginning at 10:00 A.M. local time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the annual meeting or any adjournments thereof, all as set forth in the May 26, 2000 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of JB Oxford on Form 10-K for the fiscal year ended December 31, 1999.

                PLEASE MARK YOUR CHOICE LIKE THIS /X/ IN BLUE OR
         BLACK INK. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
                     "FOR ALL NOMINEES" AND FOR PROPOSAL 2.

1. Election of Christopher L. Jarratt, James G. Lewis, Mark D. Grossi and David G. Mahood as directors.
         FOR ALL NOMINEES / / (unless struck out above)
         WITHHOLD FROM ALL NOMINEES / /
         (AUTHORITY TO VOTE FOR ANY NOMINEE MAY BE WITHHELD BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF SUCH NOMINEE.)

     THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.




[BACK]


2. Ratification of appointment of Arthur Andersen LLP as JB Oxford's independent accountants for 2000.
         FOR / / AGAINST / / ABSTAIN / /


                           (Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

                           Dated:                              , 2000
                                 ------------------------------


                           ------------------------------------------
                           Signature

                           ------------------------------------------
                           Signature if held jointly
                           I plan to attend the Annual Meeting: Yes / / No / /

THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES AND FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED, AND IN THE DISCRETION OF THE PROXIES HOLDERS ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING.